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                                       FORM 8-K

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                            of the Securities Act of 1934


Date of Report (Date of earliest event reported) February 3, 1997


                            COSTA RICA INTERNATIONAL, INC.
                   formerly known as QUANTUM LEARNING SYSTEMS, INC.
                (Exact Name of Registrant as specified in its charter)



         Nevada                        0-18222                 87-0432572
(State or other jurisdiction  (Commission File Number)       (IRS Employer
    of incorporation)                                      Identification No.)





                            Suite 301, 2525 S.W. 3rd Ave.
                                 Miami, Florida 33129
                  (Address of principal executive offices, zip code)




                                    (305) 365-5820
                 (Registrant's telephone number, including area code)
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                                       FORM 8-K
                                    CURRENT REPORT
                           Pursuant to Section 13 or 15(d)
                            of the Securities Act of 1934

Item 1.       Changes in Control of Registrant.
              Not Applicable

Item 2.       Acquisition or Disposition of Assets.
              Not Applicable

Item 3.       Bankruptcy or Receivership.
              Not Applicable

Item 4.       Changes in Registrant's Certifying Accountant.
              As of February 3, 1997, the registrant formally dismissed T. Alan Walls, CPA as its principal accountant to audit its financial statements. In the past two years, the accountants did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. The registrant had no disagreements with its former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused him to make reference to such subject in connection with his report. The decision to change accountants was approved by the Board of Directors of the registrant on January 16, 1997.

              The registrant has requested that Mr. Walls furnish a letter to the Commission stating whether he agrees with the statements made in the foregoing paragraph and that such letter be delivered within 10 business days after the filing of this Form 8-K.

              As of February 3, 1997, the registrant has engaged KPMG Peat Marwick as its principal accountant to audit the registrant's financial statements. The registrant's shareholders will have the opportunity to approve the selection of KPMG Peat Marwick at the upcoming Annual Meeting of Shareholders scheduled for March 21, 1997.

Item 5.       Other Events.
              Not Applicable

Item 6.       Resignation of Registrant's Directors.
              Not Applicable

Item 7.       Financial Statements, Pro Forma Financial Information an
              Exhibits.
              Not Applicable

Item 8.       Change in Fiscal Year.
              Not Applicable


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             COSTA RICA INTERNATIONAL, INC.


                             By:      /s/ Calixto Chaves Zamora
                                ---------------------------------------
                                Calixto Chaves Zamora, Chairman

Dated:  February 6, 1997